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                                   EXHIBIT A
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                           Agreement of Joint Filing
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     The undersigned hereby agree that they are filing jointly pursuant to Rule
13d-1(f)(1) of the Securities Exchange Act of 1934 the statement dated May 13, 1997, containing the information required by Schedule 13D. As of the date hereof, neither Unocal Corporation nor Union Oil Company of California owns any shares of Common Stock of Tosco Corporation.


Dated May 13, 1997
                                    UNOCAL CORPORATION
                                    UNION OIL COMPANY OF
                                    CALIFORNIA



                                    By:/s/ Joseph A. Householder
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                                           Joseph A. Householder
                                           Vice President, Tax